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                                                   Exhibit 99.2
                    [Letterhead of Little Switzerland, Inc.]

                                  June 9, 1998

BY FACSIMILE AND CERTIFIED MAIL
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Mr. Stephen G.E. Crane
Destination Retail Holdings Corporation
International Bazaar
P.O. Box F 40349
Freeport, Bahamas

     Re:  Little Switzerland, Inc./Destination Retail Holdings Corporation
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Dear. Mr. Crane:

     Reference is hereby made to the Agreement and Plan of Merger, dated as of February 4, 1998, by and among Little Switzerland, Inc. (the "Company"), Destination Retail Holdings Corporation ("Parent"), LSI Acquisition Corp. ("Sub"), Young Caribbean Jewellery Company Limited, Alliance International Holdings Limited and CEI Distributors Inc. (the "Merger Agreement"). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

     As you were notified on May 8, 1998 by telecopy (which was confirmed) and by certified mail (return receipt requested), all of the conditions set forth in
Article VI of the Merger Agreement were satisfied as of such date. The Merger Agreement has not been consummated and neither Parent nor Sub has deposited the Merger Consideration with the Paying Agent as provided in Section 2.02 of the Merger Agreement since such date. Accordingly, the Company hereby terminates the Merger Agreement in accordance with Section 7.01(e) thereof. The Company reserves its ability to enforce all of its rights, remedies and privileges under the Merger Agreement or otherwise to the fullest extent of the law, including, without limitation, its right to pursue a claim for monetary damages or equitable relief. In accordance with Section 7.02 of the Merger Agreement, this termination does not relieve Parent, Sub or any of the Parent Related Entities from liability for any breach of the Merger Agreement.

                              Sincerely,

                              /s/ John E. Toler, Jr.

                              John E. Toler, Jr.
cc:  Charles H. Baker, Esq.
     Kevin M. Dennis, Esq.
     Joseph L. Johnson III, Esq.